UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2015 (June 22, 2015)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713-651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2015, Key Energy Services, Inc. (the “Parent”), Key Energy Services, LLC (the “Company”) and Mr. Robert Drummond entered into an employment agreement, dated as of June 22, 2015 (the “Employment Agreement”), pursuant to which Mr. Drummond joined the Company as President and joined the Parent as President and Chief Operating Officer (“COO”) on the Effective Date (as defined below). Mr. Drummond, age 54, was previously employed for 31 years by Schlumberger Limited (NYSE: SLB), where he served in multiple engineering, marketing, operations, and leadership positions throughout North America. His positions at Schlumberger included President of North America from January 2011 to June 2015; President of North America Offshore & Alaska from May 2010 to December 2010; Vice President and General Manager for the US Gulf of Mexico from May 2009 to May 2010; Vice President of Global Sales from July 2007 to April 2009; Vice President and General Manager for US Land from February 2004 to June 2007; Wireline Operations Manager from October 2003 to January 2004; Vice President and General Manager for Atlantic and Eastern Canada from July 2000 to September 2003; and Oilfield Services Sales Manager from January 1998 to June 2000. Mr. Drummond began his career in 1984 with Schlumberger.

Mr. Drummond is a member of the Society of Petroleum Engineers and serves as a Director of the National Ocean Industries Association and is a member of its Executive Committee. In addition, he serves on the Board of Directors for the Petroleum Equipment Suppliers Association and the Houston Offshore Energy Center. Formerly, he served on the Board of Directors for the Greater Houston Partnership and on the Board of Trustees for the Hibernia Platform Employees Organization – Newfoundland; and as an advisory board member for each of the University of Houston Global Energy Management Institute, the Texas Tech University Petroleum Engineers and Memorial University’s Oil and Gas Development Partnership.

The initial term of the Employment Agreement commenced on June 22, 2015 (the “Effective Date”), and ends on the close of business on June 21, 2017, with automatic renewals for successive one-year terms unless either Mr. Drummond or the Company provides notice of nonrenewal. The Employment Agreement provides, subject to certain limitations set forth therein, for Mr. Drummond to receive a base salary, cash bonus, equity compensation, signing bonus and certain other benefits, which are summarized below. The summary is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1, which is incorporated by reference. Capitalized terms used but not defined in this report shall have the meanings given to them in the Employment Agreement.

•	Base Salary. Mr. Drummond will receive an initial annual base salary of $625,000 (“Base Salary”). The Base Salary will be reviewed annually by, and may be increased at the discretion of the Compensation Committee of the Board of the Company (the “Compensation Committee”).

•	Signing Bonus and Equity Grant. Mr. Drummond will be eligible for a lump-sum cash signing bonus and an equity grant that is provided as consideration for the equity that Mr. Drummond is foregoing at his previous employer. The lump sum cash bonus will be payable to Mr. Drummond provided that he has been continuously employed from the Effective Date until the one-year anniversary of the Effective Date (“Signing Bonus”). Mr. Drummond will remain eligible for the Signing Bonus in the event that he is terminated by the Company without Cause, he resigns for Good Reason, or he incurs a separation from service due to his death or Disability prior to the one-year anniversary of the Effective Date. The Signing Bonus is equal to $1,000,000. The equity grant will be made in the form of restricted stock (the “Signing Equity Grant”) and will have an aggregate value equal to $2,000,000. One half of the Signing Equity Grant will cliff vest on the second anniversary of the Effective Date, while the remaining 50% will vest ratably in three installments on each of the first three anniversaries of the Effective Date. Any portion of the Signing Equity Grant held by Mr. Drummond that has not vested prior to his date of termination will immediately vest (i) in the event Mr. Drummond is terminated by the Company for any reason other than for Cause or Disability, (ii) in the event Mr. Drummond terminates his employment for Good Reason or (iii) upon death or Disability. In the event Mr. Drummond is terminated by the Company for Cause or Mr. Drummond terminates his employment with the Company other than for Good Reason, any portion of the Signing Equity Grant which has not vested prior to the termination date will be forfeited.

•	Bonus. Mr. Drummond will be eligible to participate in all of the Company’s performance cash compensation plans (“Performance Cash Compensation Plans”) for the Company’s executives providing for the payment of cash bonuses or other cash incentives payable upon the achievement of goals set forth in the Company’s strategic plan as developed by the Compensation Committee after consultation with the Chief Executive Officer of the Company. Mr. Drummond’s target bonus for each fiscal year will be equal to 90% of his Base Salary. The performance metrics, weighting and thresholds applicable to Mr. Drummond’s bonus opportunity under the Performance Cash Compensation Plans will be disclosed in the Company’s proxy statement for the 2016 annual meeting of shareholders filed with the Securities and Exchange Commission (the “SEC”).

•	Equity-Based Compensation. Mr. Drummond shall be eligible to participate in awards of stock options, restricted stock, stock appreciation rights, deferred stock and other equity-based incentives at the discretion of the Board or the Compensation Committee. Mr. Drummond’s first annual equity award will be granted to him at the same time that other similarly situated employees receive their annual equity grant, and it will have a target value equal to three times his Base Salary. Fifty percent of this first annual equity award will be in the form of restricted stock, and the remaining fifty percent will be in the form of performance units. Future equity awards will be granted at the discretion of the Board or the Compensation Committee.

•	Benefits. The Company will provide Mr. Drummond such group insurance programs or other fringe benefit plans as are customarily provided to similarly situated executives of the Company, including paid time off, coverage under the Company’s medical, life, disability and other insurance plans, and reimbursement for all reasonable business expenses in accordance with the Company’s expense reimbursement policy.

•	Termination.

•	Termination for Good Reason and other than for Cause, Disability or Death Outside of Change in Control Period. If Mr. Drummond terminates his employment for Good Reason other than in connection with a Change in Control or is terminated by the Company other than for Cause, Disability or death, he is entitled to (i) compensation and benefits provided in the Employment Agreement and (ii) two (2) times his Base Salary at the rate in effect on the termination date.

•	Termination without Cause or for Good Reason During a Change in Control Period. If, during the one (1) year period immediately following a Change in Control, Mr. Drummond terminates his employment for Good Reason or the Company terminates his employment other than for Cause or death, Mr. Drummond is entitled to (i) compensation and benefits provided in the Employment Agreement, (ii) three (3) times his Base Salary at the rate in effect on the termination date and (iii) three (3) times the annual target cash bonus provided under the Performance Cash Compensation Plans. If Mr. Drummond is terminated by the Company for Disability during the one (1) year period immediately following a Change in Control, such compensation is reduced by the amount of disability insurance proceeds paid to Mr. Drummond or for his benefit for the three (3) year period following his termination date.

•	Death or Disability. In the event Mr. Drummond is terminated as a result of Disability, he is entitled to (i) compensation and benefits provided in the Employment Agreement and (ii) one (1) times his Base Salary at the rate in effect on the termination date, reduced by the amount of disability insurance proceeds paid to him or for his benefit during the one (1) year period following the termination date. In the event of death, Mr. Drummond’s estate is not entitled to any severance compensation.

•	Continuation of Benefits. In the event that Mr. Drummond’s employment is terminated by him for Good Reason or by the Company for Disability or any reason other than for Cause and not as a result of the death, Mr. Drummond shall continue to be entitled to receive post-employment group health, dental, vision and executive health reimbursement benefits under the Company’s welfare benefit plans (the “Welfare Plans”) for a period of time commencing on the date of his termination and ending on the first to occur of (x) the second anniversary of his termination date or (y) the date on which Mr. Drummond commences full-time employment with another employer (the “Coverage Period”), provided, that in order to receive such continued coverage, Mr. Drummond shall be required to timely elect COBRA coverage under the Welfare Plans and pay the full applicable monthly COBRA premium during the Coverage Period.

•	Non-Competition and Non-Solicitation. During his employment and for a period of one (1) year following Mr. Drummond’s separation from the Company, he may not compete with the Company, the Parent, and affiliates and subsidiaries thereof (collectively, the “Key Companies”), nor solicit any customers, suppliers, contractors or employees of Key Companies.

The Company is aware of no arrangement or understanding between Mr. Drummond and any other person pursuant to which he was appointed as a director or officer. Mr. Drummond does not have a direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K. He will not serve on any committees of the Board of Directors, and he will not receive any compensation as a director. Upon the commencement of Mr. Drummond’s employment, the title of Mr. Richard J. Alario will change from Chairman, President and CEO to Chairman and CEO.

ITEM 7.01	Regulation FD Disclosure

A copy of the press release announcing certain of the matters described under Item 5.02 is furnished herewith as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement with Robert Drummond, dated June 22, 2015

99.1	Press Release dated June 22, 2015 reporting the hiring of Robert Drummond

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Key Energy Services, Inc.

Date: June 22, 2015	By:	/s/ Kimberly R. Frye
Kimberly R. Frye
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement with Robert Drummond, dated June 22, 2015

99.1	Press Release dated June 22, 2015 reporting the hiring of Robert Drummond